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                                                                EXHIBIT 10.2.61

                                  BIOSONIX LTD.

                         EXECUTIVE EMPLOYMENT AGREEMENT


         This Agreement, is entered into as of January 1, 2002, between Biosonix Ltd., an Israeli company limited by shares , with its principal offices located at 6 Haprachim Street, Kfar Mlal, Hod Hasharon, 45110 Israel (hereinafter the "Company") and Dan Manor, I.D No. 65058308, residing at Remez St., P.O. Box 264, Kadima 60920, Israel ("Executive").

         WHEREAS, the Company has agreed to employ Executive as its President, and Executive is desirous of and wishes to enter into an employment arrangement on the terms and conditions hereinafter set forth, thereby superseding any previous agreements with the Company regarding his employment;

         NOW, THEREFORE, it is agreed as follows:

         Section 1. Definitions. As used in this Agreement, and unless the context requires otherwise, the following terms shall have the meanings set forth below:

         "Affiliate" shall mean Parent, and any other corporation which, directly or indirectly, controls, is controlled by or is under common control with the Company, or which is a successor in interest to the Company, and for purposes hereof, "control" shall mean the ownership of 50% or more of the voting shares of the corporation in question.

         "Basic Salary" shall have the meaning assigned to it in Section 5 of this Agreement.

         "Business" shall mean the business conducted by the Company on the date of execution of this Agreement, including business activities under investigation or in developmental stages, all business activities which may be developed by the Company during the Term, and all business activities now conducted by the Company or any Affiliate thereof or which may be developed by the Company or such Affiliates, during the term of this Agreement, as reasonable expansions of their present activities.

         "Commencement Date" shall be January 1, 2002.

         "Confidential Information" shall include, without limitation by reason of specification, any information, including, without limitation, "know-how," trade secrets, customer lists, pricing policies, operational methods, methods of doing business, technical processes, formulae, software source code, file layouts, flow charts, algorithms, designs and design projects, inventions, research projects, and other business affairs of the Company or its Subsidiaries and Affiliates, which (i) were, is or are designed to be used in or are or may be useful in connection with the business of the Company or any



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Subsidiary or Affiliate thereof, or which, in the case of any of these entities, results from any of the research or development activities of any such entity, which (ii) is private or confidential in that it is not generally known or available to the public, except as the result of unauthorized disclosure by or information supplied by Executive or (iii) which gives the Company or any Subsidiary or Affiliate an opportunity or the possibility of obtaining an advantage over competitors who may not know or use such information or who are not lawfully permitted to use the same.

         "Employment Year" shall mean each twelve-month period, or part thereof, during which Executive is employed hereunder, commencing on the Commencement Date or the anniversary thereof in any subsequent calendar year.

         "Incentive Compensation" shall have the meaning assigned to it in
Section 6.

         "Net Revenues" shall mean revenues actually received by the Company or Parent from any third party as a result of the sale, distribution or license of any Product, after deduction of any sales taxes, excise taxes or other taxes paid directly or indirectly by the Company or Parent, as applicable, in relation to the sale, distribution or license of the Products, and net of any royalties or other payments required by the Company to be made to the Chief Scientist of the Ministry of Industry and Commerce of the State of Israel in respect of grants and advances made to the Company.

         "Parent" shall mean Neoprobe Corporation, a Delaware, USA corporation.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         "President" shall mean the President of the Company.

         "Product" shall mean any blood flow product based upon the Company's angle independent digital Doppler ultrasound technology, that is sold, distributed or licensed by the Company during the period that Executive is entitled to receive additional compensation pursuant to Section 7 of this Agreement.

         "Restricted Period" shall mean the Term of employment of Executive under this Agreement and the twenty-four-month period following termination of Executive's employment for any reason, or such shorter period as may be provided pursuant to any sections of this Agreement; provided, however, that the Restricted Period shall terminate twelve months following the Company's termination of the employment of Executive under Section 10.5 of this Agreement.

         "Subsidiary" shall mean any corporation, 50% or more of the outstanding voting shares of which is owned or controlled directly or indirectly by the Company.


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         "Term" shall mean the term of employment of Executive under this
Agreement.

         "Termination Date" shall have the meaning assigned to it in Section 10.

         "US$" means an amount in New Israeli Shekels equal to the amount stated in US Dollars, calculated according to the representative rate of exchange published by the Bank of Israel, which is known on the date of the relevant payment or calculation under this Agreement.

         Wherever from the context it appears appropriate, each word or phrase stated in either the singular or the plural shall include the singular and the plural, and each pronoun stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

         Section 2.  Employment and Duties of Executive.

         2.1. Employment; Title; Duties. The Company hereby employs Executive, and Executive hereby accepts appointment as, and his election as, President and Chief Executive Officer of the Company. The Executive shall serve the Company in such capacity or any other equivalent or higher capacity assigned to him, and will render such services as are necessary and desirable to protect and advance the best interests of the Company, acting, in all instances, under the supervision of and in accordance with the policies set by the Board of Directors or President.

         2.2. Place of Employment. The principal place of employment of Executive shall be Kfar Mlal, Israel, or such other location within 25 miles of Tel Aviv, Israel where the Company may maintain its principal office (except areas within the jurisdiction of the Palestinian Authority). It is however understood and agreed that Executive may be required, in connection with the performance of his duties, to work from time to time at other locations designated by the President or the Board of Directors of the Company or as required in connection with the Business of the Company. When required to travel to and/or spend time at such other locations, Executive's reasonable traveling and temporary living expenses shall be reimbursed to him by the Company, upon his submittal of detailed written vouchers, supported by appropriate documentation and subject to the general reimbursement policies of the Company with respect to executive officers.

         2.3. Performance of Duties. Executive shall devote substantially all of his working time and efforts to the performance of his duties as an executive of the Company and to the performance of such other duties as are assigned him from time to time by the Board of Directors of the Company or the President. Executive shall not engage in or become employed, directly or indirectly, in the commercial or professional business of any other Person (including himself), without the prior consent of the President or of the Board of Directors of the Company, nor shall he act as a consultant to or provide any services to, whether on a remunerative basis or otherwise, the commercial or professional business of any other Person, without such consent, which, in both instances, may be


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given or withheld by the Board of Directors (or the President) in its (or his)
reasonable discretion.

         2.4. Services to Company and/or its Affiliates. During the term of this Agreement, Executive shall also accept election or appointment, and serve, during all or any part of the Term, as an officer and director of any Affiliate, and perform the duties appropriate thereto, without additional compensation other than as set forth in this Agreement. The Company shall indemnify and hold harmless Executive from any claim asserted against him as an employee, officer or director of the Company to the fullest extent permitted by applicable Israeli law, except that Executive shall not be indemnified for any violations of this Agreement.

         Section 3.  Term of Employment.

         Unless terminated sooner pursuant to Section 10 hereof, the Term of Executive's employment under this Agreement shall commence on the Commencement Date and continue through the end of the second anniversary of the Commencement Date (the "Initial Term"), and thereafter the Term of this Agreement shall be automatically extended for successive one-year periods (the "Extended Term"), unless either the Company or Executive shall have given written notice to the other at least ninety (90) days prior to expiration of the Initial Term or the Extended Term, as applicable, that the Term of this Agreement shall not be so extended.

         Section 4.  Compensation and Benefits.

         The Company shall pay Executive as compensation for all of the services to be rendered by him hereunder during the Term, and in consideration of the various restrictions imposed upon Executive during the Term and the Restricted Period, and otherwise under this Agreement, the Basic Salary and other benefits as provided for and determined pursuant to Sections 5 through 9 of this Agreement.

         Section 5.  Basic Salary.

         The Company shall pay Executive, as global compensation for all of the services to be rendered by him hereunder during the Term, a salary of US$12,083.33 per month (the "Basic Salary"), payable in accordance with the regular payroll practices of the Company for executives, less such deductions or amounts as are required to be deducted or withheld by applicable laws or regulations and less such other deductions or amounts, if any, as are authorized by Executive. The Basic Salary may be increased, but not reduced, from time to time at the discretion of the Board of Directors of the Company.

         Section 6.  Incentive Compensation.

         6.1 Bonus. The Compensation Committee of the Board of Directors of Parent will, on an annual basis, review the performance of Parent and the Company and of Executive will pay such bonus as it deems appropriate, in its discretion, to Executive


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based upon such review. Such review and bonus shall be consistent with any bonus plan adopted by the Compensation Committee, which covers the executive officers and employees of the Parent and the Company generally

         6.2 Parent Stock Plans. The Compensation Committee of the Board of Directors of Parent may, from time-to-time, grant stock options, restricted stock purchase opportunities and such other forms of stock-based incentive compensation as it deems appropriate, in its discretion, to the Executive under the Parent's Stock Option and Restricted Stock Purchase Plan and the 1996 Stock Incentive Plan (the "Stock Plans").

         6.3 Other Plans. In addition to the Basic Salary and the other benefits set forth above, Executive shall be eligible to participate in such other incentive compensation plans or benefit programs as are offered by the Company or Parent from time to time to their executive officers.

         Section 7. Additional Compensation. The Company shall pay Executive one third (1/3) of one percent (1% ) of the Net Revenues until the first to occur of
(i) termination of Executive's employment under this Agreement pursuant to Sections 10.3 or 10.4 only; or (ii) the fifth anniversary of the Commencement Date. Executive agrees that in no event shall the total amount payable to Executive under this Section 7 exceed US$400,000. Amounts payable to Executive under this Section 7 shall be paid by the Company no later than thirty (30) days after the end of each month in which any Net Revenues are received by the Company or Parent.

         Section 8.   Additional Benefits and Reimbursement for Expenses.

         8.1. Additional Benefits. The Company shall provide the additional benefits to Executive during the Term as described below.

                  (a) The Company shall provide Executive the use of the automobile currently leased by the Company for Executive until the expiration of the remaining lease term, and thereafter, an automobile allowance not to exceed US$450 per month.

                  (b) The Company shall provide Executive four weeks vacation with pay per Employment Year, subject to a limitation on carryover of unused vacation time from year to year to one week (which the Executive may elect to take as additional vacation in the carryover year, or settle in cash). Executive shall also be entitled to all paid holiday privileges regularly observed by the Company during the Term.

                  (c) Executive shall be entitled to recreation days and ("dmei havraa") sick days as Israeli law provides.

                  (d) The Company shall insure Executive under an accepted "Managers Insurance Scheme" to be selected by Executive (the "Insurance Scheme") as



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         follows: (1) the Company shall pay an amount equal to 5% of the Basic
         Salary and pay such amount towards the Insurance ("Gemel") and shall deduct 5% from the Basic Salary and pay such amount towards the Insurance for the Executive's benefits; (2) the Company shall pay an amount up to 2.5% of the Executive's Basic Salary towards disability insurance; and (3) the Company shall pay an amount equal to 8 1/3% of the Basic Salary towards a fund for severance compensation. In the event that Executive's employment shall be terminated for any reason either by Executive or by the Company, the Company shall transfer ownership of such Insurance Scheme to Executive. If needed to comply with the requirements of applicable law, the Company shall supplement the amount of such severance compensation according to the insurance policy, to the severance compensation that the Executive will be entitled to in accordance with law.

                  (e) The Company and Executive shall open and maintain a Education Fund. The Company shall contribute to such Fund an amount equal to 7 1/2% of each monthly salary payment, and Executive shall contribute to such Fund an amount equal to 2 1/2% of each Basic Salary. The Executive hereby instructs the Company to transfer such Fund the amount of Executive's and the Company's contribution from each Basic Salary payment. In the event that the Executive's employment shall be terminated, for any reason, either by the Executive or by the Company, the Company shall transfer the ownership of the Education Fund to the Executive

         8.2. Reimbursement for Expenses. The Company shall pay or reimburse Executive for all reasonable expenses actually incurred or paid by him during the Term in the performance of his services under this Agreement, upon presentation of such bills, expense statements, vouchers or such other supporting information as the Company may reasonably require. The Board of Directors may from time to time require prior approval for individual expense items in excess of pre-established aggregate amounts for a fixed period or in excess of pre-established amounts for any type of expenditure during any fixed period.

         Section 9.  Taxation and Deductions.

         9.1. All taxes and other statutory or legal obligatory payments in connection with the amounts due to the Executive in accordance with this Agreement shall be borne by the Executive.

         9.2. The Company will deduct from any amounts due to the Executive in connection with this Agreement, deductions or amounts as are required to be deducted or withheld by applicable laws or regulations, such as income tax, national insurance, health insurance or any other taxes or any statutory or legal obligatory payment, including applicable withholding taxes and will pay such deducted amounts directly to the relevant authorities.


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         9.3. The Company may deduct from any amounts due to the Executive in connection with this Agreement less such other deductions or amounts, if any, as are authorized by Executive and, as permissible by Law, any debt of the Executive to the Company.

         Section 10.  Termination of Employment.

         10.1. Death. If Executive dies during the Term, (i) his employment under this Agreement shall automatically terminate on the date of his death, and
(ii) within thirty (30) days of his death, the Company shall pay his designated beneficiary any unpaid Basic Salary earned by Executive prior to the date of death, the value of any unused but accrued vacation time, and any amounts required to be reimbursed to Executive pursuant to Section 8.2

         10.2. Disability. If, during the Term, Executive becomes physically or mentally disabled, whether totally or partially, so that he is unable to perform substantially all his services hereunder for (i) a period of six (6) consecutive months, or (ii) for shorter periods aggregating six (6) months during any twelve
(12) month period, the Company may, at any time after the last day of the sixth consecutive month of disability, or after the day on which the shorter periods of disability shall have equaled an aggregate of six (6) months, terminate Executive's employment by written notice to him. The Termination Date hereunder shall be thirty (30) days following the date on which the Company sends written notice of termination under this Section 10.2. In case of any dispute as to whether or not Executive is disabled within the meaning of this Section 9.2, the determination of disability is to be made by a licensed physician selected by the Board of Directors of the Company and acceptable to Executive, in his reasonable judgment, which physician's decision shall be final and binding on the parties hereto. In the event Executive's employment is terminated pursuant to this Section 10.2, the Company shall pay him any unpaid Basic Salary earned through the Termination Date, plus the value of any unused and accrued vacation time and any amounts required to be reimbursed to Executive pursuant to Section 8.2.

         10.3. Termination for Cause. If Executive engages in (i) fraud, (ii) embezzlement, (iii) any other crime involving moral turpitude, (iv) gross or willful neglect of duty to the Company, (v) failure to correct a material breach of any of the provisions of this Agreement, on his part to be performed within 30 days of receiving written notice of such breach, (vi) any conduct that results in substantial damage to the reputation of the Company or any of its Affiliates, or (vii) if Executive persistently refuses or neglects to follow any significant instruction or policy adopted by the Board of Directors of the Company and formally communicated to Executive, and such refusal or neglect continues for 30 days after written notice from the Company of its intent to terminate Executive's employment under this Section, the Company may at any time thereafter terminate Executive's employment hereunder by written notice to him, effective immediately, and, to the extent permissible by law, the date of the notice shall be the Termination Date hereunder. Any such termination shall be deemed to be termination for cause, for purposes of this Agreement. If Executive's employment is



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terminated for cause hereunder, then Executive shall be entitled to receive only the following payments: (x) any portion of his Basic Salary accrued to the date of such termination and not theretofore paid to him, (y) the value of any unused but accrued vacation time, and (z) reimbursement for any expenses properly incurred by Executive, and supported by appropriate vouchers, which expenses have been incurred prior to the date of such termination and which have not theretofore been reimbursed. Except as set forth in the immediately preceding sentence, all of Executive's rights to compensation hereunder shall be terminated as of the Termination Date.

         10.4. Termination of Employment by Executive. If Executive quits his employment, then he shall be deemed to have been terminated by the Company for cause and shall be subject to the provisions of Section 10.3 hereof. If Executive quits his employment because of a change of his place of employment in violation of Section 2.2, such termination shall be deemed to be a termination without cause under Section 10.5 of this Agreement.

         10.5 Termination by the Company Without Cause. The Company may terminate the employment of Executive at any time in its sole discretion, effective thirty (30) days following written notice of termination (which 30th day shall be the Termination Date), and such termination shall not be deemed a breach by the Company of its obligations under this Agreement if the Company fully performs its obligations under this Section 10.5. Termination for cause pursuant to Section 10.3 shall make the provisions of this Section 10.5 inapplicable. If Executive's employment is terminated under this Section 10.5, he shall continue to receive the greater of (i) his Basic Salary for twelve months following the Termination Date or (ii) the total amount obligated to be paid to the Executive under Israeli law due to his termination of employment. Executive's right to receive Incentive Compensation for each completed Employment Year shall remain in effect, and Executive's right to receive Incentive Compensation on account of the year in which the Company has terminated his employment shall be prorated to the Termination Date. The Executive agrees that if the Company is obligated to pay as severance his Basic Salary for twelve months in accordance with (i) above, the Company may deduct from such amount any amounts the Executive receives due to the termination of employment pursuant to Israeli law.

         10.6 Cooperation of Executive. During a reasonable period following the Termination Date, Executive shall reasonably cooperate with the Company to assist the integration into the Company's organization of the person or persons who will assume Executive's responsibilities

         Section 11.  Representations and Warranties by Executive.

         Executive hereby represents and warrants, the same being part of the essence of this Agreement that, as of the Commencement Date, he is not a party to any agreement, contract or understanding, and that no facts or circumstances exist which would in any way restrict or prohibit him from undertaking or performing any of his obligations under


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this Agreement. The foregoing representation and warranty shall remain in effect throughout the Term.

          Section 12.  Confidential Information and Proprietary Interests.

         12.1. Acknowledgement of Confidentiality. Executive understands and acknowledges that he may obtain Confidential Information in the performance of his services. Executive further acknowledges that the services to be rendered by him are of a special, unique and extraordinary character and that, in connection with such services, he will have access to Confidential Information vital to the Business of the Company, its Subsidiaries and Affiliates. Accordingly, Executive agrees that he shall not, either during the Term or at any time thereafter, (i) use or disclose any such Confidential Information outside the Company, and its Subsidiaries and Affiliates; (ii) publish any works, speeches or articles with respect thereto; or (iii), except as required in the proper performance of his services hereunder, remove or aid in the removal from the premises of the Company, or any Subsidiary or Affiliate, of any Confidential Information or any property or material relating thereto.

         The foregoing confidentiality provisions shall cease to be applicable to any Confidential Information which becomes generally available to the public (except by reason of or in consequence of a breach by Executive of his obligations under this Section 12).

         In the event Executive is required by law or a court order to disclose any such Confidential Information, he shall promptly notify the Company of such requirement and provide the Company with a copy of any court order or of any law which in his opinion requires such disclosure and, if the Company so elects, permit the Company an adequate opportunity, at its own expense, to contest such law or court order.

         12.2. Delivery of Material. Executive shall promptly, and without charge, deliver to the Company on the termination of his employment hereunder, or at any other time the Company may so request, all memoranda, notes, records, reports, manuals, computer disks, videotapes, drawings, blueprints and other documents (and all copies thereof) relating to the Business of the Company, Parent and the Subsidiaries and Affiliates, and all property associated therewith, which he may then possess or have under his control.

         12.3. Customer Lists. Executive acknowledges that (i) all lists of customers, resellers, business partners, and vendors of the Company or of its Subsidiaries or Affiliates developed during the course of Executive's employment and/or by the Company are and shall be the sole and exclusive property of the Company, its Subsidiaries or Affiliates, as the case may be, and Executive further acknowledges and agrees that he neither has nor shall have any personal right, title or interest therein; (ii) that such lists are and must continue to be confidential; and (iii) that such lists are not readily accessible to competitors of the Company or its Subsidiaries or Affiliates.



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         12.4. Ideas, Programs, Etc. During the term of his employment with the
Company and for a period of 24 (twenty four) months thereafter, Executive shall promptly and fully disclose to the Company (and to any persons designated by it) all discoveries, or developments generated or conceived or reduced to practice or learned by the Executive, either alone or jointly with others, that relate directly to the business of the Company. Executive agrees that the products of his services on behalf of the Company are works made for hire and all inventions, development of new products or the know-how or the like, relating directly to the business of the Company, in which Executive shall be involved in, during the term of this Agreement (hereinafter "the Inventions"), are and shall be the sole property of the Company, and the Company shall be the sole owner of all patents, copyrights, trademarks, trade secrets, and other rights and protection in connection therewith. Without derogating from the foregoing, and for the avoidance doubt, Executive hereby assigns and transfers to the Company any and all rights he may now have or may in the course of his employment acquire in such Inventions. Executive further agrees to assist the Company in every reasonable and proper way (but at the Company's expense) in connection with all such Inventions to obtain and from time to time enforce patents, copyrights, trademarks, trade secrets, and other rights and protection relating to the said Inventions, worldwide, as the Company may desire, together with any assignments thereof to the Company or persons designated by it. Such obligation to assist the Company shall continue beyond the termination of the Executive's employment by the Company, but the Company shall compensate the Executive at a reasonable rate, after the termination of employment, for time actually spent by the Executive at the Company's request in providing such assistance. In the event that the Company is unable, after reasonable and serious effort, to secure Executive's signature on any document or documents needed to apply for or prosecute any patent, copyright, trademark, trade secret, or other right or protection relating to any Invention, because of Executive's physical or mental incapacity, and the like, Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney in fact coupled with an interest to act for and on his applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, trademarks, trade secrets, or similar rights or protection thereon with the same legal force and effect as if executed by Executive.

         Section 13.  Non-Competition Provisions.

         Executive agrees that he will not, during the Restricted Period, compete directly or indirectly with the Business of the Company. The phrase "compete directly or indirectly with the Business of the Company" shall be deemed to include, without limiting the generality thereof, (1) engaging or having a material interest, directly or indirectly, as owner, employee, officer, director, partner, sales representative, stockholder, capital investor, lessor, provider of consultation services or advice, either alone or in association with other, in the operation of any aspect of any type of business or enterprise competitive with the Business or operation of the Company, or any Subsidiary or Affiliate; (2) soliciting any of the employees of the Company, or any Subsidiary or Affiliate, to leave their employment; (3) soliciting any of the employees of the Company or any Subsidiary or Affiliate to become employees of any other Person; or


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(4) soliciting any customer of the Company or any Subsidiary or Affiliate, with respect to their business. Similarly, Executive shall not raid, entice or induce any Person who on the Termination Date is, or within one (1) year immediately preceding the Termination Date was, a customer of the Company, Parent, or any Subsidiary or Affiliate, to become a customer of any other Person for products or services the same as, or similar to, those products and services as from time to time shall be provided by the Company or any Subsidiary or Affiliate, and Executive shall not approach any Person for such purpose; nor shall Executive raid, entice or induce any Person who on the Termination Date is, or within one year immediately preceding the Termination Date was, an employee of the Company or any Subsidiary or Affiliate, to become employed by any other Person; similarly, Executive shall not approach any such employee for such purpose or authorize or knowingly approve the taking of such actions by any other Person or assist any such other Person in taking any such action.

         The phrase "compete directly or indirectly with the Business of the Company" shall not be deemed to include an ownership interest as an inactive investor, which, for purposes of this Agreement, shall mean only the beneficial ownership of less than five (5%) percent of the outstanding shares of any series or class of securities of any competitor of the Company, which securities of such series or class are publicly traded in the securities market.

         It is understood and agreed that the compensation and benefits payable to Executive under this Agreement include an amount specifically intended as consideration for Executive's covenants under this Section 13.


         Section 14.  Disputes and Remedies.

         14.1. Injunctive Relief. If Executive commits a breach, or threatens to commit a breach, of any of the provisions of Section 12 or 13, the Company shall have the following rights and remedies (each of which shall be independent of the other, and shall be severally enforceable, and all of which shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity):

                  (i) the right and remedy to have the provisions of this Agreement specifically enforced by any court having jurisdiction, it being acknowledged by Executive that any such breach or threatened breach will or may cause irreparable injury to the Company and that money damages will or may not provide an adequate remedy to the Company; and

                  (ii) the right and remedy to require Executive to account for and pay over to the Company all compensation, profits, monies, increments, things of value or other benefits, derived or received by Executive as the result of any acts or transactions constituting a breach of any of the provisions of Section 12 or 13 of this Agreement, and Executive hereby agrees to account for and pay over all


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         such compensation, profits, monies, increments, things of value or other benefits to the Company.

         14.2. Partial Enforceability. If any provision contained in Section 12 or 13, or any part thereof, is construed to be invalid or unenforceable, the same shall not affect the remainder of Executive's agreements, covenants and undertakings, or the other restrictions which he has accepted in Sections 12 or 13, and the remaining such agreements, covenants, undertakings and restrictions shall be given the fullest possible effect, without regard to the invalid parts.

         14.3. Intention of Parties. It is distinctly understood and agreed that the confidentiality, proprietary right, and restrictive covenant provisions of this Agreement have been accepted, and agreed to by Executive, in contemplation of this Employment Agreement and the benefits accruing to Executive as a result thereof. It is therefore the specific intention of the parties, any general considerations of public policy to the contrary notwithstanding, that the provisions of Sections 12 and 13 of this Agreement shall be enforced as written and to the fullest extent possible.

         14.4. Adjustment of Restrictions. Despite the prior provisions of this
Section 14, if any covenant or agreement contained in Section 12 or 13, or any part thereof, is held by any court of competent jurisdiction to be unenforceable because of the duration of such provision or the geographic area covered thereby, the court making such determination shall have the power to reduce the duration or geographic area of such provision and, in its reduced form, such provision shall be enforceable.

         Section 15.  Survival.

         The provisions of Sections 12, 13, 14 and this Section 15 shall survive termination of this Agreement and remain enforceable according to their terms. In addition, if Executive's employment under this Agreement is terminated other than pursuant to Sections 10.3 or 10.4, then the provisions of Section 7 shall also survive and remain enforceable according to its terms.

         Section 16.  Severability.

         The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provisions hereof.

         Section 17.  Notices.

         All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be deemed duly given if made in writing and delivered personally or mailed by postage prepaid certified or registered mail, return receipt request, accompanied by a second copy sent by ordinary mail, which notices shall be addressed as follows:

         If to the Company:

         Biosonix Ltd.
         6 Haprachim Street
         Kfar Mlal
         P.O. Box 1044
         Hod Hasharon 45110, Israel
         Attention: Chief Executive Officer

         with a copy to:

         David C. Bupp, President
         Neoprobe Corporation
         425 Metro Place North
         Suite 300
         Dublin, OH  43017-1367

         If to Executive:

         Dr. Dan Manor
         Remez St., P.O. Box 264
         Kadima 60920, Israel

         with a copy to:

         Emmanuel Kadouch
         Sharir, Shiv, Friedman & Co. Law Offices
         3 Azrieli Center, Triangular Tower
         Tel-Aviv 67023, Israel
         Tel: 972-3-6074777
         Fax: 972-3-6074778

         By notifying the other parties in writing, given as aforesaid, any party may from time to time change its address or the name of any person to whose attention notice is to be given, or may add another person, to whose attention notice is to be given, in connection with notice to any party,

         Section 18.  Assignment and Successors.

         Neither this Agreement nor any of Executive's rights or duties hereunder may be assigned or delegated by Executive. This Agreement is not assignable by the Company except to Parent or any successor in interest which takes over all or substantially all of the Business of the Company, as it is conducted at the time of such assignment. Any corporation into or with which the Company is merged or consolidated or which takes over all or substantially all of the Business of Company shall be deemed to be a successor of the Company for purposes hereof. This Agreement shall be binding upon and, except as aforesaid, shall inure to the benefit of the parties and their respective successors and permitted assigns.

         Section 19.  Entire Agreement and Waiver.

         19.1. Integration. This Agreement contains the entire agreement of the parties hereto on its subject matter and supersedes all previous agreements between the parties hereto, written or oral, express or implied, covering the subject matter hereof. No representations, inducements, promises or agreements, oral or otherwise, not embodied herein, shall be of any force or effect. Without derogating from the generality of the foregoing, the employment agreement dated September 14, 1998 and the Royalty Agreement among the Company, Dan Manor, Eli Levi and Roni Bibi, dated September 30, 2001 (collectively, the "Previous Agreements") are hereby terminated and, unless this Agreement expressly states otherwise, Executive shall not be entitled to any right under the Previous Agreements.

         19.2. Personal Agreement. This Agreement is a personal employment agreement, and the provisions of this Agreement are in lieu of the provisions of any collective bargaining agreement. Accordingly and to the fullest extent permitted by law, the Collective Bargaining Agreements Law and any collective bargaining agreement shall not apply to this agreement and to the relationship between the parties.

         19.3. No Waiver. No waiver or modification of any of the provisions of this Agreement shall be valid unless in writing and signed by or on behalf of the party granting such waiver or modification. No waiver by any party of any breach or default hereunder shall be deemed a waiver of any repetition of such breach or default or shall be deemed a waiver of any other breach or default, nor shall it in any way affect any of the other terms or conditions of this Agreement or the enforceability thereof. No failure of the Company to exercise any power given it hereunder or to insist upon strict compliance by Executive with any obligation hereunder, and no custom or practice at variance with the terms hereof, shall constitute a waiver of the right of the Company to demand strict compliance with the terms hereof.

         Executive shall not have the right to sign any waiver or modification of any provisions of this Agreement on behalf of the Company, nor shall any action taken by Executive, as an officer of the Company, or otherwise, reduce his obligations under this Agreement.

         This Agreement may not be supplemented or rescinded except by instrument in writing signed by all of the parties hereto. Neither this Agreement nor any of the rights of any of the parties hereunder may be terminated except as provided herein.

         Section 20. Rights of Parent Under this Agreement.

         Parent and its successors in interest (but no other Person) shall be deemed to be third party beneficiaries of this Agreement.

         Section 21.  Governing Law and Jurisdiction.

         This Agreement shall be governed by and construed, and the rights and obligations of the parties hereto enforced, in accordance with the laws of Israel. Any litigation concerning any claims under or breach of this Agreement or any other dispute relating to this Agreement shall be brought exclusively in the competent courts in Israel, provided that notwithstanding the foregoing limitation, any such litigation may be brought in any jurisdiction where Executive resides. This Section shall remain in full force and effect after termination of this Agreement.

         Section 22.  Headings.

         The Section and paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above, which shall be deemed to be the Commencement Date.


                                    COMPANY:

                                    Biosonix Ltd.


                                    By:  /s/ Eli Levi
                                       --------------------------------
                                    Its:  R&D Manager


                                    EXECUTIVE:

                                    /s/ Dan Manor
                                    -----------------------------------
                                    Dan Manor


         The performance of all of the obligations of the Company under this Agreement is unconditionally guaranteed by Parent.

                                    NEOPROBE CORPORATION



                                    By: /s/ David C. Bupp
                                        -------------------------------
                                        David C. Bupp, President